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                                                                    EXHIBIT 99.2

                                  Form of Proxy

                                  [FRONT SIDE]

                                  NAC Re Corp.
          One Greenwich Plaza, P.O. Box 2568, Greenwich, CT 06836-2568
           This Proxy is Solicited on behalf of the Board of Directors

         The undersigned hereby appoints Martha G. Bannerman, Celia R. Brown and Richard H. Miller, and each of them acting solely, proxies with full power of substitution and with all powers the undersigned would possess if personally present, to represent and to vote at the Special Meeting of Stockholders to be held on May 26, 1999 at One Greenwich Plaza, Third Floor, Greenwich, CT at 10:00 a.m. and at any adjournment or postponement thereof, as designated on the reverse side hereof and in their discretion with respect to any matters as may properly come before such meeting, all of the shares of Common Stock of NAC Re Corp. held of record by the undersigned as of the close of business on April 23, 1999. All proxies previously given with respect to the shares covered hereby are hereby revoked.

                  (Continued and to be signed on reverse side.)



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                                 [REVERSE SIDE]

                      Please date, sign and mail your proxy
                         card back as soon as possible!

                         Special Meeting of Stockholders
                                  NAC Re Corp.
                                  May 26, 1999


Please mark your votes
as in this example:                 /X/

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSAL.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and at the discretion of the Proxyholders as to any other matters that may properly come before the meeting. If no direction is made, this Proxy will be voted FOR the following proposal and at the discretion of the Proxyholders as to any other matters that may properly come before the meeting.


                                                   FOR      AGAINST     ABSTAIN

1. Proposal to adopt the Agreement and Plan        / /        / /          / /
   of Merger, dated as of February 15, 1999, as
   amended on April 26, 1999, among XL Capital
   Ltd ("XL"), Dasher Acquisition Corp.
   ("Dasher") and NAC Re Corp.
   ("NAC Re").
                                   Dated:
                                         ---------------------------------

                                   Signature:
                                             ----------------------------

                                   Signature:
                                             -----------------------------

                                   Title:
                                         ---------------------------------

                                    Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.